UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2012

Maxygen, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-28401	77-0449487
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

411 Borel Avenue, Suite 616

San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 241-2292

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On March 8, 2012, Maxygen, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2011. A copy of the press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this report.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On March 2, 2012, the Compensation Committee of the Company’s Board of the Directors approved the Company’s entry into a change of control agreement with John Borkholder, the Company’s General Counsel and Secretary. The terms of the change of control agreement are the same as those provided under the Company’s standard form of change of control agreement for executive officers. Under the change of control agreement, in the event of a termination of Mr. Borkholder’s employment without “cause” or a resignation by Mr. Borkholder with “good reason,” in each case within 18 months following a “change of control” (as each such term is defined in the change of control agreement), Mr. Borkholder will be entitled to receive (i) a lump sum payment equal to one year of his then-current base salary; (ii) continuation of health benefits for up to 12 months; and (iii) the payment of his target bonus amount for the fiscal year in which his employment is terminated. The foregoing description of the change of control agreement does not purport to be complete and is qualified in its entirety by reference to the Company’s standard form of change of control agreement provided to executive officers, which was previously included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on September 28, 2009.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated March 8, 2012, entitled “Maxygen Reports Fourth Quarter and Year End 2011 Financial Results.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXYGEN, INC.
(Registrant)
Date: March 8, 2012
/s/ James Sulat
(Signature)
Name: James Sulat
Title: Chief Executive Officer